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                                                                   EXHIBIT 10.12

                          SIZZLER INTERNATIONAL, INC.
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                            EXECUTIVE BONUS PROGRAM

                                  May 1, 1996
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PROGRAM
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     This Executive Bonus Program is provided by Sizzler International, Inc.
(the "Company") to Participant on the terms and conditions set forth below. The term of the Program begins on May 1, 1996 and continues until the Program Termination Date.

     In consideration of Participant remaining in the employment of the Company until the accomplishment of a Key Objective, the Company will, in connection with the first Key Objective to occur, pay to the Participant a one-time cash bonus equal to the Bonus Amount.

     The bonus will paid in connection with only the first Key Objective to occur (i.e., a Transaction or an Emergence, but not both). Payment of the bonus
                           --
will be made on or before the fifth business day following the Transaction Date or the Emergence Date, as the case may be. The Participant will not earn the bonus, and entitlement to the bonus will not accrue, until the occurrence of the first Key Objective. Payment of the bonus will be subject to Participant's eligibility on such date.

TERMS AND CONDITIONS
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    PARTICIPANT:

    BONUS AMOUNT:         % of the Participant's annual base salary on the
                        Program Termination Date.

    ELIGIBILITY:        To be eligible, the Participant must remain continously
                        employed by the Company or any of its subsidiaries on a full-time basis throughout the term of the Program.

    KEY OBJECTIVES:     1.  Confirmation of a plan of reorganization for the
                            Company in any proceeding under Chapter 11 of the federal bankruptcy law, which proceeding is commenced on or before May 1, 1997; or

                        2. Consummation of a Transaction on or before the Emergence Date.

    TRANSACTION:        Whether in one or a series of related or roughly
                        contemporaneous transactions, any merger or consolidation, tender or exchange offer, change of control, sale of all or substantially all assets, negotiated sale, leveraged buyout, or other extraordinary corporate transaction involving the assets, securities, or businesses of the Company.

    EMERGENCE DATE:     The effective date of the court order confirming the
                        Company's plan of reorganization.

    TRANSACTION DATE:   The effective date of the consummation of a Transaction.

    PROGRAM
    TERMINATION DATE:   The first to occur of an Emergence Date, a Transaction
                        Date, or May 1, 1998.